                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          EL PASO NATURAL GAS COMPANY
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[EL PASO ENERGY LOGO]

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of El Paso Natural Gas Company, doing business as El Paso Energy Corporation (the "Company"), which will be held on Tuesday, May 12, 1998, at 10:00 a.m. (mountain standard time), at The Radisson Hotel, 7171 North Scottsdale Road, Phoenix, Arizona. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. You can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum is represented by promptly returning the enclosed proxy card in the accompanying envelope.

                                                        Sincerely,

                                                    /s/ WILLIAM A. WISE

                                                      WILLIAM A. WISE
                                                   Chairman of the Board
                                                and Chief Executive Officer

Houston, Texas
April 6, 1998

                          EL PASO NATURAL GAS COMPANY
                                 1001 LOUISIANA
                              HOUSTON, TEXAS 77002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1998

     The Annual Meeting of Stockholders of El Paso Natural Gas Company, doing business as El Paso Energy Corporation (the "Company"), will be held on Tuesday, May 12, 1998, at 10:00 a.m. (mountain standard time), at The Radisson Hotel, 7171 North Scottsdale Road, Phoenix, Arizona, for the following purposes:

     1. To elect eight Directors, each to hold office for a term of one year;

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent certified public accountants to audit the Company's financial statements for the fiscal year ending December 31, 1998; and

     3. To transact any other business which may be properly brought before the Annual Meeting.

     Only stockholders of record at the close of business on March 16, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                            By Order of the Board of Directors

                                                   /s/ DAVID L. SIDDALL

                                                     DAVID L. SIDDALL
                                                   Corporate Secretary

Houston, Texas
April 6, 1998

                          EL PASO NATURAL GAS COMPANY
                                 1001 LOUISIANA
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 12, 1998

     This Proxy Statement with the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about April 6, 1998. The proxy is solicited by the Board of Directors of El Paso Natural Gas Company, doing business as El Paso Energy Corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") on Tuesday, May 12, 1998. Shares of the Company's common stock, par value $3.00 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. David L. Siddall, Corporate Secretary, El Paso Natural Gas Company, 1001 Louisiana, Houston, Texas 77002, by signing and delivering a subsequently dated proxy or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election.

     March 16, 1998, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 60,904,761 shares of Common Stock, which is the Company's only class of voting securities. All Common Stock numbers reflected in this Proxy Statement are on a pre-stock split basis. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during ordinary business hours at The Radisson Hotel, 7171 North Scottsdale Road, Phoenix, Arizona.

     Each stockholder is entitled to one vote on each proposal for each share of Common Stock held as of the record date. One Inspector of Election, from The First National Bank of Boston and appointed by the Board of Directors, shall have authority to receive, inspect, electronically tally and determine the validity of the proxies which are received. In accordance with the Company's By-laws, in determining the number of votes cast for or against a proposal, an abstention by a stockholder will be a vote of abstention with respect to the proposal voted upon and will not be treated as a vote "for" or "against" the proposal; however, an abstention and a broker non-vote will be included when determining whether a quorum is present. The Company's By-laws also provide that a non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be tallied as a vote "for" the management proposal.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 1997. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions, and all matters which would be considered by such committee are acted upon by the full Board of Directors. During the fiscal year 1997, and during his term, each Director has attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

THE AUDIT COMMITTEE

     During fiscal year 1997, the Audit Committee held five meetings. The Audit Committee currently consists of Kenneth L. Smalley (Chairman), Juan Carlos Braniff, Peter T. Flawn and Malcolm Wallop, each a non-employee Director. The Audit Committee makes a recommendation to the Board of Directors for a firm of independent certified public accountants to audit the Company's annual financial statements. In addition, the Audit Committee reviews with management and the Company's independent certified public accountants the Company's financial statements, the adequacy of the Company's internal accounting controls, and the Company's basic accounting and financial policies and practices.

THE COMPENSATION COMMITTEE

     During fiscal year 1997, the Compensation Committee held four meetings. The Compensation Committee currently consists of Ben F. Love (Chairman), Byron Allumbaugh and James F. Gibbons, each a non-employee Director. The Compensation Committee currently administers the Company's executive stock option plan, long-term incentive compensation plan, annual incentive compensation plan and other executive compensation plans. In addition, the Compensation Committee considers proposals with respect to the creation of and changes to executive compensation plans and reviews appropriate criteria for establishing performance targets and determining annual corporate and executive performance ratings. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report on Executive Compensation," which begins on page 11 of this Proxy Statement.

DIRECTOR COMPENSATION

     Each member of the Company's Board of Directors is reimbursed for the usual and ordinary expenses of meeting attendance. Employee Directors receive no additional compensation for serving on the Board of Directors or committees thereof. Pursuant to the Company's 1995 Compensation Plan for Non-Employee Directors, non-employee Directors receive an annual retainer of $50,000, which may be paid in cash, deferred cash, deferred shares of Common Stock (plus a conversion premium) or a combination thereof. Effective May 12, 1998, the annual retainer will increase to $60,000, with $10,000 of said amount required to be paid in deferred shares of Common Stock (plus a conversion premium), and the remaining $50,000 to be taken in cash, deferred cash or deferred shares of Common Stock (plus a conversion premium) or a combination thereof. No additional fees are currently paid to non-employee Directors for serving on the Board of Directors or committees thereof. Effective January 1, 1998, each non-employee Director receives a retirement benefit credit in the form of deferred shares of Common Stock equal to the annual retainer (without the conversion premium) pursuant to the Company's 1995 Compensation Plan for Non-Employee Directors. Effective December 31, 1997, the Company's Retirement Income Plan for Non-Employee Directors (which provided for a retirement benefit equal to the years of service on the Board) terminated and any benefits accrued under that plan were converted to deferred shares of Common Stock.

     Each non-employee Director receives a stock option grant of 3,000 options under the Company's Stock Option Plan for Non-Employee Directors upon his initial election to the Board of Directors and an annual stock option grant of 2,000 options upon each re-election to the Board of Directors.

     As part of its overall program to support charitable organizations, the Company has a Director Charitable Award Plan. The plan provides for the designation of up to four charitable organizations to receive a maximum of $1,000,000 in the aggregate upon the death of each Director participant. Pursuant to the plan, each Director of the Company is entitled to participate upon the completion of two consecutive years of service on the Board of Directors. Currently, all Directors other than Messrs. Braniff and Flawn are eligible to participate in the plan.

                                   PROPOSALS

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     In accordance with the By-laws of the Company, the Board of Directors has fixed at eight the number of Directors constituting the full Board. The Company proposes to elect eight Directors, each to hold office for a term of one year and until his successor has been duly elected and shall qualify. With the exception of broker non-votes and unless otherwise instructed by stockholders, the persons named on the enclosed proxy card will vote the shares of Common Stock represented by such proxy for the election of the eight nominees named in this Proxy Statement. However, if any of the named nominees should be unavailable for election, the Board of Directors may substitute nominees, in which event the shares of Common Stock represented by proxy will be voted for such substitute nominees unless an instruction to the contrary is contained on the proxy card. No circumstances are presently known which would render any nominee named herein unavailable to serve as a member of the Board of Directors. Pursuant to the Company's By-laws, the election of each Director requires an affirmative vote of a plurality of the shares of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal. Holders of Common Stock may not cumulate their votes for the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

     Each of the following nominees is currently a Director of the Company:

                 NAME, PRINCIPAL OCCUPATION                   SERVED AS
               AND SELECTED OTHER INFORMATION                 DIRECTOR
              CONCERNING NOMINEES FOR DIRECTOR                  SINCE
              --------------------------------                ---------
BYRON ALLUMBAUGH                                                1992
Retired.
Age -- 66
Member -- Compensation Committee
Mr. Allumbaugh has been retired since February 1, 1997. From February
1996 to February 1997, Mr. Allumbaugh was Chairman of the Board of
Ralphs Grocery Company. He served as Chief Executive Officer of Ralphs
Grocery Company from June 1995 until February 1996. From 1976 to 1995,
Mr. Allumbaugh served as Chairman of the Board and Chief Executive
Officer of Ralphs Grocery Company. Mr. Allumbaugh is a member of the
Board of Directors of H. F. Ahmanson & Company, CKE Restaurants, Inc.
and Ultramar Diamond Shamrock Inc.

JUAN CARLOS BRANIFF                                             1997
Deputy Chief Executive Officer of Service Banking,
BANCOMER,
Mexico City, Mexico -- Commercial Banking Institution.
Age -- 40
Member -- Audit Committee
Mr. Braniff is the Deputy Chief Executive Officer of Service Banking at
BANCOMER. He served as Executive Vice President of Capital Investments and Mortgage Banking of BANCOMER from December 1991 to September 1994.
For more than five years prior to that date he held several positions in the real estate, corporate finance and brewing division of Valores
Industriales, S.A. ("VISA")-Fomento Economico Mexicano, S.A. de C.V.
("FEMSA") and affiliates. Mr. Braniff is currently a member of the
Board of Directors of FEMSA, Coca Cola FEMSA, VISA, Seguros Monterrey
Aetna, Maizoro and Grupo Financiero Bancomer, S.A. de C.V.

PETER T. FLAWN, PH.D.                                           1997
Retired.
Age -- 72
Member -- Audit Committee
Dr. Flawn has been retired since 1985. During that time, he was
President ad interim of the University of Texas at Austin from July 1,
1997 until April 15, 1998. For more than five years prior to his retirement, Dr. Flawn was President of The University of Texas at
Austin and currently holds the title of President Emeritus. He is a member of the Board of Directors of Harte-Hanks Communications, Inc.
and Tenneco Inc.

                 NAME, PRINCIPAL OCCUPATION                   SERVED AS
               AND SELECTED OTHER INFORMATION                 DIRECTOR
              CONCERNING NOMINEES FOR DIRECTOR                  SINCE
              --------------------------------                ---------
JAMES F. GIBBONS, PH.D.                                         1994
Professor, Electrical Engineering,
Stanford University,
Stanford, California -- Higher Education.
Age -- 66
Member -- Compensation Committee
Dr. Gibbons has been on the faculty of Stanford University since 1957 and was Dean of the School of Engineering from September 1984 until
June 1996. He is now Professor of Electrical Engineering and special counsel to the President for Industry Relations at Stanford University.
He is a member of the Board of Directors of Centigram Communications
Corp., Cisco Systems, Inc., Lockheed Martin Corporation and Raychem
Inc.

BEN F. LOVE                                                     1992
Investor.
Age -- 73
Chairman -- Compensation Committee
Since December 1989, Mr. Love's principal occupation has been as shown above. For more than five years prior to that date, Mr. Love was
Chairman of the Board and Chief Executive Officer of Texas Commerce
Bancshares, Inc. He is a member of the Board of Directors of Burlington
Northern Santa Fe Corporation and Mitchell Energy & Development Corp.

KENNETH L. SMALLEY                                              1992
Retired.
Age -- 68
Chairman -- Audit Committee
Mr. Smalley has been retired since February 1992. For more than five years prior to that date, Mr. Smalley was a Senior Vice President of
Phillips Petroleum Company and President of Phillips 66 Natural Gas
Company, a Phillips Petroleum Company subsidiary.

MALCOLM WALLOP                                                  1995
President,
Frontiers of Freedom Foundation,
Arlington, Virginia -- Political Foundation.
Age -- 65
Member -- Audit Committee
Since January 1995, Mr. Wallop's principal occupation has been as shown above. For eighteen years prior to that date, Mr. Wallop was a member of the United States Senate. He is a member of the Board of Directors of Hubbell Inc. and Sheridan State Bank.

                 NAME, PRINCIPAL OCCUPATION                   SERVED AS
               AND SELECTED OTHER INFORMATION                 DIRECTOR
              CONCERNING NOMINEES FOR DIRECTOR                  SINCE
              --------------------------------                ---------

WILLIAM A. WISE                                                 1984
Chairman of the Board and
  Chief Executive Officer,
El Paso Natural Gas Company,
  doing business as El Paso Energy Corporation
Houston, Texas -- Diversified Energy Company.
Age -- 52
Mr. Wise has been Chairman of the Board since January 1994 and Chief
Executive Officer (the "CEO") since January 1990. He was President of the Company from January 1990 until April 1996. He was President and
Chief Operating Officer of the Company from April 1989 to December
1989. From March 1987 until April 1989, Mr. Wise was an Executive Vice
President of the Company. From January 1984 to February 1987, he was a
Senior Vice President of the Company. He is a member of the Board of
Directors of Battle Mountain Gold Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 28, 1998, regarding the beneficial ownership of the Company's Common Stock by (i) each Director of the Company, (ii) each of the Company's named executives (as hereinafter defined), (iii) all Directors and executive officers of the Company as a group, and (iv) each person or entity known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. No family relationship exists between any of the Directors and executive officers of the Company.

  TITLE OF                                        BENEFICIAL OWNERSHIP      STOCK                  PERCENT
   CLASS                     NAME                (EXCLUDING OPTIONS)(1)   OPTIONS(3)     TOTAL     OF CLASS
  --------                   ----                ----------------------   ----------   ---------   --------
Common Stock   Morgan Stanley, Dean Witter,
               Discover & Co.
               1585 Broadway
               38th Floor
               New York, NY 10036                      3,452,971                  0    3,452,971     5.68%
Common Stock   Oppenheimer Capital
               Oppenheimer Tower
               World Financial Center
               New York, NY 10281                      3,120,655                  0    3,120,655     5.13%
Common Stock   B. Allumbaugh....................          10,623              8,000       18,623         *
Common Stock   J.C. Braniff.....................             204              3,000        3,204         *
Common         P.T. Flawn.......................           2,176              4,000        6,176         *
  Stock.....
Common Stock   J.F. Gibbons.....................           5,947              7,000       12,947         *
Common Stock   B.F. Love........................          19,704              1,000       20,704         *
Common Stock   K.L. Smalley.....................          12,367              6,000       18,367         *
Common Stock   M. Wallop........................           3,403              6,000        9,403         *
Common Stock   W.A. Wise........................         568,573(2)         586,592    1,155,165     1.88%
Common Stock   H.B. Austin......................          84,185            101,505      185,190         *
Common Stock   J.W. Somerhalder II..............          76,835             97,733      174,568         *
Common Stock   B. White, Jr.....................          86,357             86,400      172,757         *
Common Stock   J. Richards III..................          84,161             86,400      170,561         *
Common Stock   Directors and executive officers
               as a group (17 persons total,
               including those individuals
               listed above)....................       1,452,004          1,293,389    2,745,393     4.42%

---------------

 *  Less than 1%.

(1) Directors and executive officers have sole voting and investment power of the shares of Common Stock reflected in the table above, except that each of Messrs. Allumbaugh, Gibbons, Wise, Austin and White shares with one or more other individuals voting and investment power with respect to 2,238, 4,000,

5,400, 159 and 1,000 shares of Common Stock, respectively. Some shares of Common Stock reflected in this column for certain individuals are subject to restrictions. As of December 31, 1997, Morgan Stanley, Dean Witter, Discover &
     Co. had shared voting power over 3,441,924 shares of Common Stock and shared dispositive power over 3,452,971 shares of Common Stock. As of December 31, 1997, Oppenheimer Capital had shared voting and dispositive power over 3,120,655 shares of Common Stock.

(2) Mr. Wise's beneficial ownership excludes 200 shares of Common Stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims beneficial ownership.

(3) The Directors and executive officers have the right to acquire the shares of Common Stock reflected in this column within 60 days through the exercise of stock options and/or tandem stock appreciation rights ("SARs").

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation awarded to, earned by or paid to any person serving as the Company's CEO or acting in a similar capacity during the last completed fiscal year, and the Company's four other most highly compensated executive officers (collectively the "named executives") for services rendered to the Company and its subsidiaries in all capacities during each of the last three fiscal years. The table also identifies the principal capacity in which each of the named executives served the Company at the end of fiscal year 1997.

                         SUMMARY COMPENSATION TABLE(1)

                                       ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                              -------------------------------------   ------------------------------------------
                                                                               AWARDS                PAYOUTS
                                                                      -------------------------   --------------
                                                          OTHER                      SECURITIES     LONG-TERM
                                                          ANNUAL       RESTRICTED    UNDERLYING   INCENTIVE PLAN    ALL OTHER
 NAME AND PRINCIPAL            SALARY       BONUS      COMPENSATION   STOCK AWARDS    OPTIONS        PAYOUTS       COMPENSATION
      POSITION         YEAR     ($)         ($)(3)        ($)(4)         ($)(5)         (#)           ($)(7)          ($)(8)
 ------------------    ----   --------    ----------   ------------   ------------   ----------   --------------   ------------
William A. Wise        1997      --       $1,105,000     $203,182      $1,104,971          --              --        $106,209
  Chairman,            1996      --(2)    $1,275,000     $124,967      $3,537,481(6)  395,000        $740,000        $ 69,731
  President & CEO      1995   $535,417    $  412,500     $229,943      $  412,487      62,000              --        $ 93,457
  El Paso Energy
  Corporation
H. Brent Austin        1997   $300,000    $  330,000     $ 93,435      $  329,970          --              --        $ 36,150
  Executive Vice       1996   $228,125    $  450,000     $    178      $  149,987      60,000        $176,658        $ 22,855
  President & Chief    1995   $213,750    $  168,750     $ 80,738      $  168,735      15,000              --        $ 24,059
  Financial Officer
  El Paso Energy
  Corporation
John W. Somerhalder
  II                   1997   $300,000    $  330,000     $    578      $  329,970          --              --        $ 34,837
  President            1996   $206,458    $  450,000     $ 15,597      $  149,987      60,000        $154,927        $ 19,664
  Tennessee Gas        1995   $173,333    $  111,000     $ 76,999      $  110,973      15,000              --        $ 25,953
  Pipeline
  Company
Britton White, Jr.     1997   $275,000    $  302,500     $ 34,899      $  302,472          --              --        $ 35,219
  Executive Vice       1996   $203,125    $  412,500     $    223      $  137,472      60,000        $133,145        $ 20,550
  President &          1995   $185,417    $  120,000     $ 80,841      $  119,978      15,000              --        $ 25,405
  General Counsel
  El Paso Energy
  Corporation
Joel Richards III      1997   $275,000    $  302,500     $ 27,514      $  302,472          --              --        $ 35,088
  Executive Vice       1996   $183,958    $  412,500     $    223      $  137,472      60,000        $133,145        $ 21,361
  President            1995   $168,333    $  108,000     $ 80,841      $  107,993      15,000              --        $ 27,313
  El Paso Energy
  Corporation

---------------

(1) The Company did not have any executive officer terminate employment during fiscal year 1997 who would otherwise have been included as a named executive in this table.

(2) Mr. Wise's base salary was eliminated in 1996 and replaced with long-term awards of stock options and restricted stock, the majority of which vest only after the expiration of specified time periods and only if certain performance targets are met within those periods. This change was consistent with Company-wide cost reduction initiatives and was intended to align Mr. Wise's compensation more directly with stockholder value.

(3) Pursuant to the Company's 1995 Incentive Compensation Plan, the named executives are required to receive a substantial part of their annual bonus in restricted Common Stock. The amounts reflected in this column represent a combination of the market value of the restricted Common Stock and cash awarded under that plan. Dividends are paid directly to the holder of the restricted Common Stock during the four-year vesting schedule. The amounts reflected for 1996 include an additional one-time cash bonus awarded under the Company's 1995 Incentive Compensation Plan in recognition of the extraordinary accomplishments achieved during 1996.

(4) The amount reflected for Mr. Wise in fiscal year 1997 includes, among other things, a tax gross-up associated with his relocation to Houston and $85,167 for a perquisite and benefit allowance. The amount reflected for Mr. Wise for fiscal year 1996 includes a $48,000 perquisite and benefit allowance and a one-time living allowance in the amount of $45,833 paid prior to the compensation changes discussed in Note 2 above. The amounts reflected in this column for fiscal year 1995 include a one-time automobile transfer to compensate the named executive for the termination of the Company-provided automobile program and an allowance compensating for the discontinuation of other perquisites and benefits previously provided. For fiscal year 1995 these amounts were $40,999 (representing termination of the automobile program) and $36,000 (representing termination of other executive perquisites and benefits) for Messrs. Austin, Somerhalder, White and Richards. For Mr. Wise, the value representing the termination of the automobile program was $105,000 in fiscal year 1995. The amounts reflected for fiscal year 1997 for the other named executives, except for Mr. Somerhalder, are tax gross-ups associated with their relocation to Houston. The aggregate value of the perquisites and other personal benefits received by the other named executives in fiscal years 1997 and 1996 have not been reflected because the amount was below the Securities and Exchange Commission's (the "SEC") required reporting threshold.

(5) The Company's 1995 Incentive Compensation Plan provides for and encourages participants to elect to take the cash portion of their annual bonus award in shares of restricted Common Stock. The amounts reflected in this column include the market value of restricted Common Stock on the date of grant, subject to a four-year vesting schedule, received by each of the named executives pursuant to such election. The total shares of such restricted Common Stock plus all other restricted stock held on December 31, 1997 by Messrs. Wise, Austin, Somerhalder, White and Richards was 473,272, 76,748, 73,066, 73,140 and 72,376, respectively. The aggregate dollar value on December 31, 1997, of all shares of restricted Common Stock held by Messrs. Wise, Austin, Somerhalder, White and Richards was $31,472,588, $5,103,742, $4,858,889, $4,863,810 and $4,813,004, respectively. Dividends are paid directly to the holder of the restricted Common Stock. Most of the foregoing values can be realized by the named executives if, and only if, they remain in the employ of the Company for the specified time period and the Company's stockholders realize the required total stockholder value during the specified time period.

(6) The amount reflected for Mr. Wise also includes the market value of a one-time retention oriented restricted Common Stock grant of 100,000 shares, which began vesting on January 19, 1997 at the rate of 20% per year for five years.

(7) The amounts in this column for fiscal year 1996 represent the market value of Common Stock and/or cash paid as an interim payout of performance units under the Company's 1995 Omnibus Compensation Plan. The interim payment was made in recognition of the Company's total stockholder return in relation to that of its peer group of companies during the first two years of the performance period. No named executive received a long-term incentive plan payout from the Company during fiscal years 1997 and 1995.

(8) The compensation reflected in this column for fiscal year 1997 is comprised of Company contributions to the Company's Retirement Savings Plan, supplemental Company contributions under the Supplemental Benefits Plan and the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 1997 were $7,200, $88,425 and $10,584 for Mr. Wise; $7,200, $26,550 and $2,400 for Mr. Austin; $7,200, $26,550 and $1,087
    for Mr. Somerhalder; $7,200, $23,737 and $4,282 for Mr. White; and $7,200, $23,737 and $4,151 for Mr. Richards, respectively.

STOCK OPTION GRANTS

     No stock options were granted to the CEO and other named executives during fiscal year 1997.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning option exercises and the fiscal year-end values of the unexercised stock options (and tandem SARs), provided on an aggregate basis, for each of the named executives.

                    AGGREGATED OPTION/SAR EXERCISES IN 1997
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS                  OPTIONS/SARS
                          SHARES ACQUIRED     VALUE         AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(2)
                            ON EXERCISE      REALIZED    ---------------------------   ---------------------------
          NAME                  (#)           ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ---------------   ----------   -----------   -------------   -----------   -------------
William A. Wise.........           0        $        0     507,592        316,000      $20,140,370    $10,870,625
H. Brent Austin.........      30,211        $1,186,727      81,504         40,001      $ 2,995,072    $ 1,373,783
John W. Somerhalder
  II....................           0        $        0      77,732         40,001      $ 2,814,605    $ 1,373,783
Britton White, Jr.......           0        $        0      66,399         40,001      $ 2,272,392    $ 1,373,783
Joel Richards III.......       6,333        $  259,653      66,399         40,001      $ 2,272,392    $ 1,373,783

---------------

(1) The figures presented in this column have been calculated based upon the difference between the fair market value of each stock option/SAR on the date of exercise and its exercise price.

(2) The figures presented in these columns have been calculated based upon the difference between $66.84375, the fair market value of the Common Stock on December 31, 1997 for each in-the-money stock option/SAR, and its exercise price. Mr. Wise has tandem SARs attached to some of his stock options. If his stock options are exercised, the tandem SARs expire and vice versa. The exercise of a tandem SAR would have a value equivalent to the exercise of a stock option.

                                  PENSION PLAN

     Set forth below is a table describing the Company's Pension Plan in which the named executives, as well as other Company employees, may be entitled to participate. The following table lists current annual retirement benefits under the Pension Plan and the Company's Supplemental Benefits Plan (collectively, the "Plans") for the average annual earnings and years of credited service shown for a participant retiring at the normal retirement age of 65. Under the Pension Plan and applicable IRC provisions, compensation in excess of $160,000 cannot be taken into account and the maximum payable benefit in 1997 is $125,000. Any excess benefits otherwise accruing under the Pension Plan are payable under the Supplemental Benefits Plan.

     Estimated annual benefit levels under the Plans, based on earnings and years of credited service at the normal retirement age, are reflected in the table on the next page:

                               PENSION PLAN TABLE

                                               YEARS OF SERVICE AT NORMAL RETIREMENT AGE
 FINAL AVERAGE                               ----------------------------------------------
PENSION EARNINGS                               15           20           25           30
----------------                             -------      -------      -------      -------
 $ 200,000.................................   46,290       61,720       77,150       92,580
 $ 400,000.................................   94,290      125,720      157,150      188,580
 $ 600,000.................................  142,290      189,720      237,150      284,580
 $ 800,000.................................  190,290      253,720      317,150      380,580
 $1,000,000................................  238,290      317,720      397,150      476,580
 $1,200,000................................  286,290      381,720      477,150      572,580
 $1,400,000................................  334,290      445,720      557,150      668,580
 $1,600,000................................  382,290      509,720      637,150      764,580
 $1,800,000................................  430,290      573,720      717,150      860,580

     Benefits which accrue under the Plans are based upon the gross salary amount, including base incentive bonus amounts, but excluding all commissions and other compensation or benefits of any kind (including risk premium restricted stock, as described on page 15 of this Proxy Statement). For the named executives, the amounts reflected in the Salary and Bonus columns of the "Summary Compensation Table" are considered to calculate benefits under the Plans. The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus .5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. There is no deduction for Social Security amounts paid; however, an early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable from retirement until age 62. Both the basic benefit and the early retirement supplement are reduced by 2% for each year the participant's actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier. Years of credited service under the Pension Plan at age 65 for Messrs. Wise, Austin, Somerhalder, White and Richards are 30, 30, 30, 25 (including 7 years of credited service pursuant to Mr. White's employment agreement, which is described on page 14 of this Proxy Statement), and 30, respectively.

     Effective January 1, 1997, the Company amended its noncontributory defined benefit Pension Plan to determine benefits by a cash balance formula in which the named executives, as well as other Company employees, may be entitled to participate. During a five-year transition period, ending December 31, 2001, eligible participants will continue to accrue a minimum benefit under the previous formula, as described above. On December 31, 2001, this benefit will be frozen. The actual benefit paid to participants with a minimum benefit will be the greater of the minimum benefit or the cash balance benefit. Under the cash balance formula, participants each have a cash account which is credited quarterly with a percentage of earnings. The annual percentage is based on a combination of age and service as shown below:

IF AGE PLUS PAY CREDIT SERVICE ON                                      THE APPLICABLE ANNUAL %
  THE PRECEDING DECEMBER 31 IS:                                            OF EARNINGS IS:
---------------------------------                                      -----------------------
      Under 35.......................................................            4%
      35 through 49..................................................            5%
      50 through 64..................................................            6%
      65 or over.....................................................            7%

     At the end of each quarter, accounts are also credited with interest applied to the beginning quarter balance. Participants who were participants on December 31, 1996 and eligible employees on January 1, 1997, were credited with an initial cash balance equivalent to accrued benefits on December 31, 1996.

     Estimated annual benefits payable upon retirement at the normal retirement age for each of the named executives is reflected below (based on assumptions that each named executive receives no pay increases, receives maximum bonuses and cash balances are credited with interest at a rate of 3% per annum):

                                                              ESTIMATED
                                                               ANNUAL
                                                               BENEFIT
                                                              ---------
William A Wise..............................................  $812,580
H. Brent Austin.............................................  $159,561
John W. Somerhalder II......................................  $222,921
Britton White, Jr...........................................  $158,520
Joel Richards III...........................................  $155,624

                       CUMULATIVE TOTAL STOCKHOLDER VALUE

     The following graph shows the changes in the value of $100 invested since March 12, 1992 (the date on which the Common Stock was initially offered to the public) in the Common Stock, the Standard & Poor's Natural Gas Index and the Standard & Poor's 500 Stock Index.

    COMPARISON OF ANNUAL CUMULATIVE TOTAL VALUES IN 1992, 1993, 1994, 1995,
            1996 AND 1997 FOR THE COMPANY, THE S&P NATURAL GAS INDEX
                          AND THE S&P 500 STOCK INDEX.

               MEASUREMENT PERIOD                       THE           S&P NATURAL         S&P 500
             (FISCAL YEAR COVERED)                    COMPANY          GAS INDEX        STOCK INDEX
3/12/92                                                        100               100               100
12/92                                                        167.6             122.6             108.3
12/93                                                        200.4             145.6             119.2
12/94                                                        176.1             138.9             120.7
12/95                                                        173.9             196.4             166.1
12/96                                                        315.6             261.0             204.3
12/97                                                        426.0             308.0             272.4

     The annual values of each investment are based on the share price appreciation and assumes cash dividend reinvestment. The calculations exclude any applicable brokerage commissions and taxes. Cumulative total stockholder return from each investment can be calculated from the annual values given above.

     The Company's total equity market capitalization on December 31, 1997 was $3,977,863,218, compared to $2,791,378,006 on January 1, 1997. The significant increase in capitalization of $1,186,485,212 during 1997 is attributable primarily to the increase in stock price (with some increase due to the secondary equity offering made in the first quarter of 1997).

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee consists of Messrs. Allumbaugh, Gibbons and Love. The Compensation Committee has neither interlocks nor insider participation.

POLICIES AND MISSION

     The Compensation Committee has determined that the compensation program of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation (including base salary, year-end bonus, restricted stock awards, stock option grants and other long-term incentive awards) is, to a significant extent, dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives.

     In order to determine appropriate levels of executive compensation, the Compensation Committee periodically conducts a thorough competitive evaluation, reviews proprietary and proxy information, and consults with and receives advice from an independent compensation consulting firm. The Compensation Committee also considers relevant industry and market changes when evaluating the Company's performance and each individual executive's performance. The independent consulting firm provides data and information that compares the Company with a peer group of companies. Such peer group consists of most of those companies included in the S&P Natural Gas Index (reflected in the Performance Graph found on page 10 of this Proxy Statement) and certain additional companies which the consulting firm and the Compensation Committee believe represent the Company's most direct competition for executive talent.

     During 1997, the Compensation Committee requested an independent compensation consulting firm to conduct an analysis of the Company's executive compensation and benefit plans, including a survey and comparative analysis of compensation plans of other companies of similar size engaged in similar businesses. The Committee believed such an analysis and reevaluation were timely and necessary in light of the substantial changes in the size, organization and business focus of the Company following the Tenneco Energy acquisition. After the study was completed, the Committee met with the compensation consulting firm to review their conclusions and consider their recommendations for appropriate changes. In a full-day session with the consultant, the Committee reviewed not only the compensation levels and components of the total compensation package for the CEO and other named executives, but also reevaluated the compensation policies described herein to confirm that they remain consistent with, and continue to contribute to the accomplishment of, the overall business objectives of the Company.

     A primary mission of the Compensation Committee is to ensure that each executive officer's compensation is directly related to the performance of the Company and its Common Stock and the performance of the individual executive officer. Toward that end, the Compensation Committee has established an executive compensation program with a strong performance-based orientation. In particular, the Compensation Committee has determined, in consultation with the independent consulting firm, that the value of long-term incentive awards for executive officers, including the CEO, should be targeted in the top one-half of the peer group, tied directly to the performance of the Company's Common Stock and should consist of approximately 50% in stock options and 50% in performance units ("PUs"). With respect to cash compensation, the base salary of executive officers is targeted at or near the 50th percentile of the peer group (described above). Total cash compensation under the Company's current plans can reach approximately the 90th percentile of such peer group with the year-end incentive bonuses.

     As a result of the analysis and reevaluation process described above, the Compensation Committee determined that potential year-end bonuses should range, depending upon the Company and individual performance, 0% to 160% of base salary for the CEO and from 0% to 120% of the base salary for the other named executives. The Compensation Committee determines the specific percentage bonus to be awarded to each recipient based upon both the Company's and the individual executive's performance vis-a-vis objectives established each year. Mr. Wise's employment agreement, as described on page 13 of this Proxy Statement, does not affect the amount of his compensation. Mr. Wise's compensation and benefits are determined under Company plans and programs in effect from time to time in accordance with the policies described above. However, the Company entered into a letter agreement with Mr. Wise to eliminate his base salary and other cash compensation and to encourage him to elect (pursuant to terms of the applicable Company plans) to have all incentive awards payable in shares of restricted Common Stock. As a result of the stock-based compensation plan discussed below, Mr. Wise's employment agreement was amended to establish an illustrative base salary for certain of the Company's benefits and welfare plans. See page 13 of this Proxy Statement for a description of the letter agreement and the employment agreement with Mr. Wise. None of the other named executives received compensation governed or affected by employment agreements.

     Section 162(m) of the IRC ("Section 162(m)") was enacted in 1993 and generally affects the Company's federal income tax deduction for compensation paid to the Company's CEO and four other highest paid executive officers. To the extent compensation is "performance-based" within the meaning of Section 162(m), the Section's limitations will not apply. In 1995, the Board of Directors adopted, and the stockholders approved, certain Company compensation plans which were structured to qualify as performance-based compensation under Section 162(m). In addition to requiring and encouraging stock ownership by Company executives, these plans are designed to allow the Compensation Committee to provide appropriate compensation when certain performance goals have been achieved. The Compensation Committee awards under these plans during 1997 are intended to qualify as performance-based compensation under Section 162(m). It is possible under certain circumstances that some portion of the compensation paid to the Company's CEO and other executive officers will not meet the standards of deductibility under Section 162(m). The Compensation Committee reserves the right to award compensation which does not qualify as performance-based under Section 162(m) if it determines that such awards are necessary to provide a competitive compensation package to attract and retain qualified executive talent.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed the Company's 1997 financial performance targets (consisting of earnings before interest and taxes, earnings per share, return, cash flow and cost reduction objectives) and this Company's 1997 non-financial goals consisting of regulatory matters (primarily Federal Energy Regulatory Commission and other regulatory filings, approvals and settlements); operating matters (primarily safety goals); growth opportunities (primarily the achievement of substantial progress towards establishing an international presence, acquisition of Gulf States Pipeline Company and the Tejas Power Companies, initiation of various construction and expansion opportunities on domestic pipeline and gathering systems, and the marketing of pipeline capacity to offset the financial impact of contract expirations); and organizational matters (strategic implementation of post-merger Tenneco Energy reengineering plan, integration of Tenneco Energy and Cornerstone Natural Gas, Inc., and significant progress toward consolidation of marketing activities), and this Committee hereby certifies that this Company has attained the necessary performance goals for the 1997 performance period to make incentive awards under the Company's 1995 Incentive Compensation Plan or the Company's 1995 Omnibus Compensation Plan, as applicable. Although the attainment of all performance targets is not required, all such performance is evaluated to determine the maximum incentive award opportunity in a given year and the incentive awards actually made. The Compensation Committee does not assign relative weights to each of the factors and criteria used in determining executive compensation. Moreover, publication of sensitive and proprietary quantifiable targets and other specific goals for the Company and CEO established and applied each year could adversely affect the Company.

     The Compensation Committee, consistent with its policies and mission, applied the information and performance factors for 1997 to determine the appropriate compensation for the CEO and other executive officers. The CEO's accomplishments during 1997 resulted in a successful year that was full of challenges, including the integration of the El Paso/Tenneco organizations, reengineering the Tenneco organization, while at the same time pursuing and closing significant acquisitions of Gulf States Pipeline Company, the Tejas

Power Companies, several strategic international projects and the implementation of expansion projects. In 1997, the CEO displayed exceptional foresight and responsiveness to rapidly changing industry-wide and general economic conditions by continuing to leverage the Company's expertise and assets through a carefully planned strategic growth program. The rapid and successful integration of the El Paso and Tenneco businesses created a solid financial platform which enabled the Company to take advantage of important acquisitions and other opportunities which substantially increased the stock price and shareholder value by leveraging the Company's expertise and assets. In addition, his implementation of innovative marketing of excess pipeline capacity as well as extensive cost reduction measures has resulted in a substantial offset to the adverse financial impact of transportation contract expirations. Having reviewed the contribution that the CEO made to the Company's performance in 1997, the Compensation Committee believes that he continues to demonstrate the motivational, planning and leadership qualities that the executive compensation program was designed to foster and reward.

     In recognition of the CEO's overall performance and his responsibility for the Company's exceptional successes during 1997, the Compensation Committee determined that he should receive the highest rating, and awarded him the bonus reflected in the Summary Compensation Table on page 6.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     The Compensation Committee, in consultation with the independent consulting firm, applied the information and performance factors outlined above in reviewing and approving the compensation of the Company's other executive officers. This process resulted in a determination that, based upon individual performance and their significant individual contributions to overall Company performance during the fiscal year 1997, each executive officer should receive the highest rating and awarded them the bonuses reflected on the Summary Compensation Table on page 6.

           THE 1997 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

       Byron Allumbaugh                James F. Gibbons                   Ben F. Love
           (Member)                        (Member)                       (Chairman)

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with Mr. Wise. The term of the agreement is three years from its initial effective date (July 31, 1992) and is automatically renewed at the end of every month (re-establishing a three-year term on the first of each month), unless either party notifies the other that it elects not to extend the term of the agreement. Mr. Wise's compensation and benefits are determined under Company plans and programs in effect from time to time. If Mr. Wise's employment is terminated involuntarily, without cause, or is voluntarily terminated by Mr. Wise for "good reason" (as defined in the Severance Plan, which is discussed below), Mr. Wise will receive his salary, bonus (equal to fifty percent of the maximum bonus opportunity in effect at the time of termination, but not less than fifty percent of annual salary) and benefits through the end of the term of the employment agreement. Unless termination follows a "change in control" (as defined in the Severance Plan), any continued salary, bonus or benefits (not including defined benefit pension plan payments) will be reduced by comparable compensation from subsequent employment. If Mr. Wise's employment is terminated because of death, involuntary termination for cause or is voluntarily terminated by Mr. Wise other than for "good reason," Mr. Wise's right to receive his salary shall terminate on the date of termination of his employment and his right to receive benefits will be determined according to the terms of the Company's applicable plans. Mr. Wise will also be entitled to pension benefits under the terms of the Company's Supplemental Benefits Plan, but based on one additional year of "age" and "service" credit for each year of the term. Upon termination of his employment, this benefit will be funded through a trust. If Mr. Wise's employment is terminated prior to the end of the term, other than as a result of either a "change in control" of the Company or his voluntary termination of the agreement for "good reason" pursuant to six months prior written notice to the Company of such termination, Mr. Wise will be subject to a noncompetition provision through the end of the term. Any compensation and benefits received by Mr. Wise under the Severance Plan will offset obligations of a similar nature under Mr. Wise's employment agreement. The Company entered into a letter agreement with Mr. Wise dated January 13, 1995, which provides that in the event of termination of Mr. Wise's employment due to death, retirement, permanent disability, any other involuntary termination without cause or any other voluntary termination for good reason, the restriction period for restricted Common Stock held by Mr. Wise shall lapse and all restrictions thereon shall end (but only to the extent the performance targets have been achieved on the performance based restricted Common Stock), and unvested stock options shall become immediately exercisable, subject to applicable law, for a period of thirty-six months, unless such stock options expire sooner in accordance with their terms. In order to squarely align the CEO's compensation with the interests of the Company's stockholders, the Compensation Committee replaced his salary with a long-term incentive in the form of restricted Common Stock (the majority of which will not vest unless certain performance measures are attained and, in that event, only after a certain specified time) and a grant of stock options. As a result, Mr. Wise's employment agreement was amended to establish an illustrative base salary for certain of the Company's benefits and welfare plans during 1996. During 1997, the Company loaned Mr. Wise $1,564,000 for the purchase of his home in Houston in connection with the Company's relocation. The loan and interest (at 6.8%) thereon is payable at the end of ten years, or at the time of Mr. Wise's retirement from the Company, whichever is earlier. The loan is secured by Mr. Wise's Houston residence. In the event of a "change in control" (as defined in the Severance Plan) and Mr. Wise meets all the requirements for a severance benefit under the Severance Plan, he will not be required to repay the loan and accrued interest and he may be entitled to a payment to cover any adverse tax consequences (as provided in the Severance Plan).

     The Company entered into a letter agreement with Mr. White dated February 22, 1991, which provides that Mr. White is entitled to additional years of credited service with respect to pension benefits which are payable under the Company's Supplemental Benefits Plan if he remains employed with the Company until the specified age set forth in his letter agreement.

     The Company has a Key Executive Severance Protection Plan (the "Severance Plan") which provides severance benefits following a "change in control" (as defined below) of the Company for all officers of the Company and certain of its subsidiaries in an amount equal to three times annual salary, including maximum bonus amounts as specified in the plan. The Severance Plan also provides for the continuation of life and health insurance for a period of 18 months subsequent to a participant's termination of employment following a "change in control" of the Company, as well as a supplemental pension payable under the Company's Supplemental Benefits Plan calculated by adding three years of additional credited pension service and certain other benefits. Benefits are payable under the Severance Plan for any termination of employment within two years of the date of a "change in control" of the Company, except where termination is by reason of death, disability, for cause or instituted by the employee for other than "good reason." The Severance Plan provides that certain additional payments will be made to terminated participants following a "change in control" of the Company if the participant's payments are subjected to a specified adverse excise tax. The Severance Plan also provides that the Company will pay legal fees and expenses incurred by a participant to enforce rights or benefits under the plan. For purposes of the plan, a "change in control" of the Company is deemed to occur if (a) any person or entity becomes the beneficial owner of 20% or more of the Company's outstanding voting securities, (b) any person or entity purchases the Common Stock pursuant to a tender offer or exchange offer, other than a tender offer or exchange offer made by the Company, (c) the stockholders of the Company approve a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or (d) there occurs an unapproved change in the constitution of the majority of the Board of Directors of the Company within a two-year period. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred if the Company is involved in a merger, consolidation or sale of assets which is in connection with a corporate restructuring wherein stockholders of the Company immediately before such transaction own at least 80% of the combined voting power of all outstanding classes of securities of the company resulting from such transaction in substantially the same proportion as their ownership in the Company immediately prior to such transaction.

     The Company's 1995 Omnibus Compensation Plan provides that stock options, SARs, limited stock appreciation rights ("LSARs"), PUs and restricted stock may be granted to officers and key employees of the Company and its subsidiaries. The Plan Administrator (as defined in the plan) determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully-exercisable, SARs and LSARs become immediately exercisable, designated amounts of PUs become fully vested and all restrictions placed on awards of restricted Common Stock automatically lapse. For purposes of the plan, the term "change in control," has the same meaning given such term in the Severance Plan.

     The Company's Omnibus Compensation Plan, which is the predecessor plan to the Company's 1995 Omnibus Compensation Plan, provided for the grant of stock options, SARs, LSARs, performance share units and restricted Common Stock to officers and key employees of the Company and its subsidiaries. Although this plan has been terminated with respect to any new grants, certain stock options and SARs remain outstanding thereunder. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully exercisable and SARs become immediately exercisable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan, except that the definition does not include the exclusion dealing with mergers, consolidations or sales of assets of the Company in connection with a corporate restructuring of the Company.

     Under the Company's 1995 Incentive Compensation Plan, awards of cash and/or shares of restricted Common Stock may be granted to eligible officers of the Company and its subsidiaries. The amount of awards available (subject to a plan maximum and as established by the Plan Administrator (as defined in the plan) per participant annually) and the performance goals upon which the awards are contingent are determined by the Plan Administrator. Depending upon the participant's position and the terms of the grant, each participant is required to take between 25% and 100% of the incentive award in shares of restricted Common Stock, but may elect to receive the entire incentive award in shares of restricted Common Stock. A participant who receives any shares of restricted Common Stock shall receive additional shares of restricted Common Stock of an equal amount because the participant bears the risk of forfeiture, price fluctuation and other attendant risks during the period in which the restrictions apply ("risk premium restricted stock"). Pursuant to the terms of the plan, if a "change in control" of the Company occurs, the current year's maximum incentive award for each officer (with a maximum of 100% of the participant's annual salary) becomes fully payable within 30 days following such "change in control." For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The El Paso Energy Corporation Strategic Stock Plan provides that stock options, SARs, LSARs and shares of restricted Common Stock may be granted to officers and key employees of the Company and its subsidiaries in connection with the Company's strategic acquisitions. The Plan Administrator (as defined in the plan) determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully exercisable, SARs and LSARs become immediately exercisable and all restrictions placed on awards of restricted Common Stock automatically lapse. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Supplemental Benefits Plan provides benefits to officers and key employees of the Company and its subsidiaries. The benefits equal the amount that a participant failed to receive under the Company's Pension Plan because the Pension Plan does not consider deferred compensation (whether in deferred cash or deferred restricted Common Stock) for purposes of calculating benefits and is subject to IRS limitations on the amount of compensation to be considered when calculating benefits and on the amount of benefits that can be paid to a participant. The plan also provides an additional benefit equal to the amount of the Company's matching contribution to the Company's Retirement Savings Plan that cannot be made because of deferred compensation and IRS limitations. The plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The Management Committee (as defined in the plan) designates who may participate and administers the plan. Benefits under the Company's Supplemental

Benefits Plan are paid upon termination of employment in a lump-sum payment, in annuity or in periodic installments. In the event of a "change in control," the supplemental pension benefits become fully vested and nonforfeitable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Deferred Compensation Plan allows eligible executives and key management employees of the Company and its subsidiaries to defer all or a portion of their base salaries and any other deferrals made in accordance with certain of the Company's compensation plans. The Management Committee (as defined in the plan) designates the executives and key management employees who may participate. Amounts deferred are payable upon termination of employment in a lump-sum payment or in periodic installments, except that the Management Committee may, in its discretion, accelerate payments. Any amounts deferred bear interest at a rate based on an index specified by the Management Committee.

     The Company has a Senior Executive Survivor Benefits Plan which provides certain senior executives of the Company and its subsidiaries, who are designated by the Management Committee (as defined in the plan), with survivor benefit coverage in lieu of the coverage provided generally for employees under the Company's group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one-half times the executive's annual salary. Benefits are payable in installments over 30 months beginning within 31 days after the executive's death, except that the Management Committee may, in its discretion, accelerate payments.

     The Company had a Domestic Relocation Plan, under which the Company is obligated, upon the termination of employment (as a result of death, retirement, permanent disability or in the event of a change in control) of the named executives, to purchase their residences in Houston which they acquired during the Company's relocation from El Paso to Houston in 1997.

PROPOSAL NO. 2 -- RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors desires to obtain stockholder ratification of the resolution appointing Coopers & Lybrand L.L.P., 1100 Louisiana, Suite 4100, Houston, Texas 77002, as independent certified public accountants for the Company for the fiscal year 1998. Coopers & Lybrand has served continuously in such capacity for the Company since 1983.

     If the appointment is not ratified, the adverse vote will be considered as an indication to the Board of Directors that it should select other independent certified public accountants for the following fiscal year. Given the difficulty and expense of making any substitution of accountants after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 1998 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     A representative from Coopers & Lybrand will attend the Annual Meeting to respond to appropriate questions raised during the Annual Meeting or submitted to Coopers & Lybrand in writing prior to the Annual Meeting, and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR 1998.

                              COST OF SOLICITATION

     The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $10,000, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson & Company Inc. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Common Stock.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If, however, any other matters should come before the Annual Meeting all proxies which have been signed and returned without further instruction will give the persons designated thereon discretionary authority to vote according to their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, certain officers and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and beneficial owners of more than 10% of the Company's equity securities are also required by SEC regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms and amendments provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1997.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the Proxy Statement to be issued in connection with the Company's 1999 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, El Paso Natural Gas Company, 1001 Louisiana, Houston, Texas 77002, and must be received by the Corporate Secretary on or before December 7, 1998. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                 ANNUAL REPORT

     A copy of the Company's 1997 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one by writing or calling Mr. David L. Siddall, Corporate Secretary, El Paso Natural Gas Company, 1001 Louisiana, Houston, Texas 77002, telephone (713) 757-6195.

                                                   By Order of the Board of
                                                           Directors

                                                     /s/ DAVID L. SIDDALL

                                                       DAVID L. SIDDALL
                                                      Corporate Secretary
Houston, Texas
April 6, 1998

                                                                    1107-AMPS-98

                                  DETACH HERE

                      SOLICITED BY THE BOARD OF DIRECTORS

                          EL PASO NATURAL GAS COMPANY,

                 doing business as EL PASO ENERGY CORPORATION,

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1998

     The undersigned hereby appoints William A. Wise and Britton White, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of El Paso Natural Gas Company, doing business as El Paso Energy Corporation, held of record by the undersigned on March 16, 1998 at the Annual Meeting of Stockholders to be held at The Radisson Hotel, 7171 North Scottsdale Road, Phoenix, Arizona on May 12, 1998, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1 and 2.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)
                                                              [SEE REVERSE SIDE]

EL PASO ENERGY CORPORATION
C/O BOSTON EQUISERVE
P.O. BOX 8040
BOSTON, MA 02265-8040




                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                                                                                           FOR AGAINST ABSTAIN
     1.   Election of Directors.                                   2.   Ratification of the appointment of [ ]    [ ]    [ ]
          Nominees: Byron Allumbaugh, Juan Carlos                       Coopers & Lybrand L.L.P. as
                    Braniff, Peter T. Flawn, James F.                   Independent Certified Public
                    Gibbons, Ben F. Love, Kenneth L.                    Accountants of the Company for
                    Smalley, Malcolm Wallop, William A. Wise.           fiscal year 1998.
            FOR     [ ]       [ ]  WITHHOLD
          ALL NOMINEES             AUTHORITY TO VOTE
          LISTED ABOVE             FOR ALL NOMINEES
                                   LISTED ABOVE
                                                                                                  MARK HERE FOR COMMENTS [ ]
     [ ]
        ---------------------------------------
        For all nominees except as noted above
                                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                        CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                        Please sign exactly as your name appears. If acting as
                                                                        attorney, executor, trustee or in other representative
                                                                        capacity, sign name and title. If a corporation, please
                                                                        sign in full corporate name by President or other
                                                                        authorized officer. If a partnership, please sign in
                                                                        partnership name by authorized person. If held jointly,
                                                                        both parties must sign and date.

Signature:                              Date:               Signature:                                   Date:
          ----------------------------       --------------           ----------------------------------      -----------------

                        CONFIDENTIAL VOTING INSTRUCTIONS
                          EL PASO NATURAL GAS COMPANY,
                  DOING BUSINESS AS EL PASO ENERGY CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                               SHARES HELD AS OF MARCH 16, 1998:

          TO: BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO
              ENERGY CORPORATION RETIREMENT SAVINGS PLAN

     The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock, par value $3.00 per share ("Common Stock") of El Paso Natural Gas Company, doing business as El Paso Energy Corporation ("El Paso") credited to my account under the referenced Plan at the close of business on March 16, 1998, the record date, at the Annual Meeting of Stockholders to be held at the Radisson Hotel, 7171 North Scottsdale Road, Phoenix, Arizona on May 12, 1998, and at any adjournment(s) or postponement(s) of such meeting for the purpose identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

     If this proxy is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 6, 1998, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the Trustee without direction being given, this proxy will be voted FOR Proposals 1 and 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

        [X] PLEASE MARK YOUR CHOICE IN DARK INK AS INDICATED HERE AND SIGN AND DATE BELOW:

1.   Election of Directors

          [ ] VOTE FOR ALL                   [ ] WITHHOLD FOR
              (except as marked to the           VOTING FOR ALL
              contrary below)

          [ ] Byron Allumbaugh      [ ] James F. Gibbons  [ ] Kenneth L. Smalley

          [ ] Juan Carlos Braniff   [ ] Ben F. Love       [ ] Malcolm Wallop

          [ ] Peter T. Flawn                              [ ] William A. Wise

2. Ratification of the appointment of Coopers & Lybrand LLP as Independent Certified Public Accountants of the Company for fiscal year 1998.

     [ ] FOR                  [ ] AGAINST                   [ ] ABSTAIN

If Acting as attorney, trustee or in other representative capacity, sign name and title. If a corporation, please sign and in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     ---------------------------------         ---------------------------------
     SIGNATURE                                 DATE

  IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
             ENCLOSED ENVELOPE.

                        CONFIDENTIAL VOTING INSTRUCTIONS
                          EL PASO NATURAL GAS COMPANY,
                 doing business as EL PASO ENERGY CORPORATION,
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 1998 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO:  BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO
     NATURAL GAS COMPANY BENEFITS PROTECTION TRUST


The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of Common Stock of El Paso Natural Gas Company, doing business as El Paso Energy Corporation, credited to my account under the referenced Plan at the close of business on March 16, 1998, the record date, at the Annual Meeting of Stockholders to be held at The Radisson Hotel, 7171 North Scottsdale Road, Phoenix, Arizona, on May 12, 1998, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 6, 1998, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the Trustee without direction being given, this proxy will be voted FOR Proposals 1 and 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.    Election of Directors                                       PLEASE MARK YOUR CHOICE LIKE THIS [X] IN
                                                                  DARK INK AND SIGN AND DATE BELOW

[ ]   VOTE FOR ALL                                                      [ ] WITHHOLD FROM
      (except as marked [X] to the contrary below)                          VOTING FOR ALL

[ ]   Byron Allumbaugh              [ ]   James F. Gibbons              [ ]   Kenneth L. Smalley

[ ]   Juan Carlos Braniff           [ ]   Ben F. Love                   [ ]   Malcolm Wallop

[ ]   Peter T. Flawn                                                    [ ]   William A. Wise

2.    Ratification of the appointment of Coopers & Lybrand        For         Against        Abstain
L.L.P. as Independent Certified Public Accountants of the         [ ]           [ ]            [ ]
Company for fiscal year 1998.


                                                            If acting as attorney, executor, trustee or in other
                                                            representative capacity, sign name and title. If a
                                                            corporation, please sign in full corporate name by
                                                            President or other authorized officer. If a
                                                            partnership, please sign in partnership name by
                                                            authorized person.

                                                            IMPORTANT:  Please mark, sign, date, and return
                                                            this proxy card promptly using the enclosed
                                                            envelope.

Shares held as of
March 16, 1998:
                                                            ----------------------------------      -----------------
                                                            SIGNATURE                                     DATE